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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3, of our report dated February 2, 2004 (except as to the Restatement caption under Note 2 to the consolidated financial statement, which is as of March 24, 2004), relating to the financial statements in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
April 7, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS